AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1998
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                              PHOTON DYNAMICS, INC.
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                                       94-3007502
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                        Identification Number)
                               ------------------

                           6325 SAN IGNACIO AVENUE
                          SAN JOSE, CALIFORNIA 95119
                                (408) 226-9900

 (Address, and telephone number, including area code, of registrant's principal executive offices)

                              PHOTON DYNAMICS, INC.
                           1995 STOCK OPTION PLAN AND
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plans)

                               HOWARD M. BAILEY
                           CHIEF FINANCIAL OFFICER
                           6325 SAN IGNACIO AVENUE
                          SAN JOSE, CALIFORNIA 95119
                                 (408) 226-9900
            (Name, address and telephone number of agent of service)
                               ------------------
                                   Copies to:
                             PATRICK A. POHLEN, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                        PALO ALTO, CALIFORNIA 94306-2155
                                 (650) 843-5000

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
 TITLE OF SECURITIES     AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
  TO BE REGISTERED        REGISTERED      OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION FEE
                                              SHARE (1)             PRICE (1)
---------------------------------------------------------------------------------------------------------
Stock Options and          400,000          $4.81                 $1,924,000            $568.00
Common Stock
=========================================================================================================

---------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) and Rule 457(c). The price per share and aggregate offering price are based upon the average of the bid and asked prices of Registrant's Common Stock on April 28, 1998 as reported on the Nasdaq National Market.
================================================================================

                                     PART II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The Company's Registration Statement on Form S-8 (File No. 333-05283), filed June 6, 1996, by the Company with the Securities and Exchange Commission is incorporated by reference into this Registration Statement.

        The Company's Current Report on Form 8-K (File No. 0-27234), filed April 8, 1998, by the Company with the Securities and Exchange Commission is incorporated by reference into this Registration Statement

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
------         -----------
5              Opinion of Cooley Godward LLP

23.1           Consent of Ernst & Young LLP, Independent Auditors

23.2           Consent of Cooley  Godward LLP is contained  in Exhibit 5 to this  Registration
               Statement

24             Power of Attorney is contained on the signature page

99.1           1995 Stock Option Plan, as amended on January 27, 1998

99.2           1995 Employee Stock Purchase Plan, as amended on January 27, 1998



                                       1.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on April 29, 1998.


                                        PHOTON DYNAMICS, INC.

                                        /s/ Howard M. Bailey
                                        ________________________________________
                                        Howard M. Bailey
                                        Chief Financial Officer



                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard M. Bailey and Shauna Gillett Barker, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                               DATE

/s/ Vincent Sollitto, Jr.                   President                           April 29, 1998
---------------------------------
Vincent Sollitto, Jr.


/s/ Howard M. Bailey                        Chief Financial Officer             April 29, 1998
---------------------------------          (Principal Financial and
Howard M. Bailey                            Accounting Officer)



/s/ Francois J. Henley                      Director                            April 29, 1998
---------------------------------
Francois J. Henley


/s/ E. Floyd Kvamme                         Director                            April 29, 1998
---------------------------------
E. Floyd Kvamme


/s/ Barry L. Cox                            Director                            April 29, 1998
---------------------------------
Barry L. Cox

/s/ Michael J. Kim                          Director                            April 29, 1998
---------------------------------
Michael J. Kim


/s/ Steven M. Krausz                        Director                            April 29, 1998
---------------------------------
Steven M. Krausz


/s/ Malcolm J. Thompson                     Director                            April 29, 1998
---------------------------------
Malcolm J. Thompson



                                       3.